Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

FiscalNote Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan	Rule 457(h)	4,559,351(2)	$2.19	(3)	$9,984,978.69	0.0001102	$1,100.34
	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan	Rule 457(h)	4,048,444(4)	$4.52	(5)	$18,298,966.88	0.0001102	$2,016.55
	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan	Rule 457(c) and Rule 457(h)	717,776(6)	$6.06	(7)	$4,349,722.56	0.0001102	$479.34
	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan	Rule 457(c) and Rule 457(h)	10,714,036(8)(9)	$6.06	(7)	$64,927,058.16	0.0001102	$7,154.96
	Equity	Class A Common Stock, $0.0001 par value per share, to be issued pursuant to the FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	3,267,760(10)(11)	$5.15	(12)	$16,828,964	0.0001102	$1,854.55
Total Offering Amount/Registration Fee							$114,389,690.29		$12,605.74
Total Fees Previously Paid									N/A
Total Fee Offsets									N/A
Net Fees Due									$12,605.74

1.

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), as the case may be, that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

2.

Represents 4,559,351 shares of Common Stock issuable upon exercise of vested options outstanding under the 2022 Long-Term Incentive Plan (the “2022 Plan”) as of the date of this Registration Statement.

3.

Solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $2.19 per share, which is the weighted-average exercise price for vested options outstanding under the 2022 Plan.

4.	Represents 4,048,444 shares of Common Stock issuable upon exercise of unvested options under the 2022 Plan as of the date of this Registration Statement.
5.

Solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $4.52 per share, which is the weighted-average exercise price for unvested options outstanding under the 2022 Plan.

6.	Represents 717,776 shares of Common Stock issuable upon the vesting of restricted stock units issued under the 2022 Plan as of the date of this Registration Statement.
7.

Solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 3, 2022, which date is within five business days prior to the filing of this Registration Statement.

8.	Represents 10,714,036 shares of Common Stock reserved for future issuance under the 2022 Plan.
9.

The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 13,523,734, (b) three percent (3%) of the total number of shares of the Common Stock outstanding on December 31st of the immediately preceding fiscal year or (c) a lesser number determined by the Board prior to January 1 of a given year.

10.	Represents 3,267,760 shares of Common Stock reserved for future issuance under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”).
11.

The number of shares of Common Stock reserved for issuance under the 2022 ESPP will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 3,267,760, (b) one percent (1%) of the total number of shares of all classes of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, (c) a lesser number determined by the Board prior to January 1 of a given year.

12.

Solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 3, 2022, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the minimum percentage of the price per share applicable to purchases under the 2022 ESPP.